UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 29, 2008

GenTek Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14789	02-0505547
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 East Halsey Road, Parsippany, New Jersey		07054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	973-515-0900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 29, 2008, GenTek Inc. (the "Company") issued a press release announcing the sale of its indirect wholly-owned subsidiary, Reheis, Inc. and its Anti-Perspirant Actives business to Summit Research Labs, Inc.

The Purchase Price of the transaction is $18 million cash, subject to a working capital adjustment.

The transaction does not include the vaccine adjuvants and high purity potassium chloride businesses previously operated by Reheis, nor is Summit Research Labs acquiring the former Reheis facilities in Berkeley Heights, NJ and Midlothian, TX. These operations and facilties will continue to be operated and owned by the Company.

A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished in this Current Report on Form 8-K under Item 8.01, including Exhibit 99.1, shall not be deemed or considered "filed" by the Company for any purposes under the Securities Exchange Act of 1934, as amended, nor shall it be deemed or considered incorporated by reference in any future filings by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenTek Inc.

February 29, 2008	By:	James Imbriaco

Name: James Imbriaco
Title: Vice President General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	GenTek Inc. Press Release dated February 29, 2008